Exhibit 10.1

AMENDMENT OF OPTION AGREEMENT

This Amendment to Option Agreement (“Amendment”) is entered into as of May 1, 2012 by and between Mission Broadcasting, Inc. (“Mission”) and Nexstar Broadcasting, Inc. (“Nexstar”).  Each of Mission and Nexstar may be referred to herein as a “party” and collectively as the “parties.”

WHEREAS, Mission is the Federal Communications Commission (“FCC”) licensee of television broadcast station WAWV-TV, Terre Haute, Indiana (the “Station”).

WHEREAS, Nexstar and Mission are parties that certain Option Agreement dated as of May 9, 2003, which outlines the terms and conditions upon which Nexstar could purchase from Mission the assets of the Station consistent with the rules and written policies of the FCC (the “Option Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Option Agreement.

WHEREAS, the Option Agreement’s expiration date is the ninth anniversary of the Option Agreement.

WHEREAS, the parties desire to extend the Option Agreement for an additional ten (10) year term.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Option Expiration Date. The parties hereby agree to extend the expiration date of the Option Agreement to May 9, 2022.

2.
No Other Amendment.  No terms of the Option Agreement, other than the Option Expiration Date, are amended or modified by this Amendment, and the Option Agreement, as so extended hereby, remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

MISSION BROADCASTING, INC. By:/s/ Dennis Thatcher Dennis Thatcher President	NEXSTAR BROADCASTING, INC. By:/s/ Elizabeth Ryder Elizabeth Ryder Vice President & General Counsel